EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement on Pre-Effective Amendment No. 1 to Form SB-2 (File No. 333-120441) of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated December 3, 2004, on our audits of the consolidated financial statements of A.B. Watley Group Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such prospectus.


/s/ Marcum & Kliegman LLP

New York, NY
January 21, 2005